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                                                                   EXHIBIT 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 27, 1997 included in the Company's Annual Report on Form 10-K for the year December 31, 1996 and our report dated January 27, 1997 (except with respect to the matter discussed in Note 12, as to which the date is June 10, 1997) with respect to the Company's consolidated financial statements, which report was filed as an exhibit to the Company's Current Report of Form 8-K dated June 11, 1997.

                                                /s/ ARTHUR ANDERSEN LLP
                                                Arthur Andersen LLP

Orange County, California
June 10, 1997